Exhibit 99.2

BALLANTYNE OF OMAHA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2007

(Dollars in Thousands)

	Ballantyne of Omaha, Inc. Historical	Marcel Desrochers, Inc. Historical (1)	Pro Forma Adjustments		Pro Forma Combined

Assets:
Current assets:
Cash and cash equivalents	$19,884	$1,725	$(5,396)	(a) (f)	$16,213
Restricted Cash	616	—	939	(b)	1,555
Accounts Receivable	6,815	506	—		7,321
Inventories	11,234	754	—		11,988
Other Current Assets	2,575	116	—		2,691
Total current assets	41,124	3,101	(4,457)		39,768

Investment in Joint Venture	2,747	—	—		2,747
Property, plant and equipment, net	4,584	1,796	(1,610)	(a)	4,770
Goodwill, net	1,170	—	687	(e)	1,857
Other Intangibles, net	607	—	807	(g)	1,414
Other long-term assets	1,018	27	(27)	(a)	1,018
Total assets	$51,249	$4,924	$(4,600)		$51,574

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$4,199	$95	$—		$4,294
Other current liabilities	3,427	230	—		3,657
total current liabilities	7,626	325	—		7,951
Other accrued expenses, net of current portion	635	2,924	(2,925)	(a)	635
Total liabilities	8,261	3,249	(2,925)		8,586

Stockholders’ Equity:
Common Stock	159	—	—	(d)	159
Preferred Stock	—	—	—		—
Additional Paid-In-Capital	34,438	—	—		34,438
Accumulated other comprehensive income	15	—	—		15
Retained earnings	23,691	1,675	(1,675)	(d)	23,691
Treasury stock	(15,315)	—	—		(15,315)

EQUITY	42,988	—	(1,675)		42,988

TOTAL LIABILITIES AND EQUITY	$51,249	$4,924	$(4,600)		$51,574

(1)

The historical amounts for Marcel Desrochers, Inc. are presented in United States dollar (US$) and have been converted from Canadian dollars using an exchange rate of 0.876476 as agreed upon in the Asset Purchase Agreement included at Exhibit 2.1.

(a)	To eliminate assets and liabilities not purchased by Company as part of the acquisition of Marcel Desrochers, Inc.

(b)	Represents portion of total purchase price placed in an escrow fund by Company to be paid in future periods to Seller.

(d)	Reflects the elimination of historical Marcel Desrochers, Inc.’s stockholders’ equity.

(e)	Represents the addition of goodwill calculated as the excess of the purchase price over the carrying value of the net assets acquired.

(f)	Reflects the use of the Company’s cash to finance the acquisition of Marchel Desrochers, Inc.

(g)

Represents a preliminary estimate of the fair value of identifiable intangible assets acquired. The Company has engaged an independent third-party valuation firm to assist in determining the estimated fair values of the identifiable intangible assets acquired. The Company believes the preliminary fair values assigned are based on reasonable assumptions.

BALLANTYNE OF OMAHA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the six months ended June 30, 2007

(Dollars in Thousands, except per share data)

	Ballantyne of Omaha, Inc.	Marcel Desrochers, Inc.	Pro Forma		Pro Forma
	Historical	Historical (1)(2)	Adjustments		Combined

Net revenues	$25,591	$2,250	$—		$27,841
Cost of revenues	20,387	1,005	(67	)(d)	21,325
Gross margin	5,204	1,245	67		6,516

Selling and administrative expenses:
Selling	1,493	17	—		1,510
Administrative	3,027	242	64	(a)(f)	3,333
Goodwill Impairment	639	—	—		639
Total selling and administrative expenses	5,159	259	64		5,482

Gain on the transfer of assets	235	-	—		235
Gain (loss) on disposal of fixed assets, net	(11)	(4)	—		(15)
Income (loss) from operations	269	982	3		1,254

Net interest income	406	(22)	(47	)(b)(e)	337
Equity in loss of joint venture	(73)	—	—		(73)
Other Income	—	18	—		18
Other Expense	(73)	(87)	—		(160)
Income before income taxes	529	891	(44)		1,376
Income tax expense	(153)	(303)	15	(g)	(441)
Net income	$376	$588	$(29)		$935

Earnings per share
Basic	$0.03				$0.07
Diluted	$0.03				$0.07

Weighted average shares outstanding
Basic	13,789,603				13,789,603
Diluted	14,081,439				14,081,439

(1) The financial statements of Marcel Desrochers, Inc. were derived by removing the activity for one month ended December 31, 2007 from seven months ended June 30, 2007.

(2) The historical amounts for Marcel Desrochers, Inc. are presented in United States dollar (US$) and have been converted from the Canadian dollar using an exchange rate of 0.876476 as agreed upon in the Asset Purchase Agreement included at Exhibit 2.1.

(a) Reflects an estimation of amortization of approximately $82,000 for identified intangible assets based on esimated fair values assigned to these assets and the date of acquisition and the estimated useful lives of five years.

(b) Represents the reversal of interest expense incurred of approximately $26,000 on long-term debt not acquired by the Company.

(d) Represents the elimination of depreciation on property and equipment not acquired by the Company.

(e) Reflects lower interest income of approximately $73,000 due to the use of $3.8 million of the Company's cash and equivalents to finance the acquisition of Marcel Desrochers, Inc. and associated transaction costs. The calculation assumes an interest rate based on the Company's average interest rate earned on cash of 1.7% for the six months ended June 30, 2007.

(f) Represents the elimination of compensation and related expenses of approximately $48,000 related to Marcel Desrochers, Inc.'s owner and other members of the management team not employed by the Company and the addition of compensation and related expenses of approximately $31,000 for new members of management since acquisiton.

(g) Represents the income tax effect of the unaudited pro forma consolidated statement of operations adjustments and the expense related to the income from continuing operations of Marcel Desrochers, Inc. using an estimated Canadian effective tax rate of 33.98%.

BALLANTYNE OF OMHA, INC. AND SUBSIDIARIES

PRO FORMA STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Historical
	Ballantyne of Omaha, Inc.	Marcel Desrochers, Inc.
	Twelve months ended 12/31/06	Twelve months ended 11/30/06 (1)	Pro Forma Adjustments		Pro Forma Combined

Net revenues	$49,732	$3,206	$—		$52,938
Cost of revenues	38,906	1,751	(81	)(d)	40,576
Gross margin	10,826	1,455	81		12,362

Selling and administrative expenses:
Selling	2,983	36	—		3,019
Administrative	5,121	468	128	(a)(f)	5,717
Goodwill Impairment	1,251	—	—		1,251
Total selling and administrative expenses	9,355	504	128		9,987

Gain (loss) on disposal of fixed assets, net	38	(2)	—		36
Income (loss) from operations	1,509	949	(47)		2,411

Net interest income (expense)	750	(45)	(94	)(b)(e)	611
Other Income	40	45	—		85
Other Expense	—	(125)	114	(g)	(11)
Income before income taxes	2,299	824	(27)		3,096
Income tax expense	(731)	(280)	48	(h)	(963)
Net income	$1,568	$544	$21		$2,133

Earnings per share
Basic	$0.12				$0.16
Diluted	$0.11				$0.15

Weighted average shares outstanding
Basic	13,586,252				13,586,252
Diluted	14,018,682				14,018,682

(1) The historical amounts for Marcel Desrochers, Inc. are presented in United States dollar (US$) and have been converted from the Canadian dollar using an exchange rate of 0.876476 as agreed upon in the Asset Purchase Agreement included at Exhibit 2.1.

(a) Reflects an estimation of amortization of approximately $164,000 for identified intangible assets based on esimated fair values assigned to these assets and the date of acquisition and the estimated useful lives of five years.

(b) Represents the reversal of interest expense incurred of approximately $46,000 on long-term debt not acquired by the Company.

(d) Represents the elimination of depreciation on property and equipment not acquired by the Company.

(e) Reflects lower interest income of approximately $139,000 due to the use of $3.8 million of the Company's cash and equivalents to finance the acquisition of Marcel Desrochers, Inc. and associated transaction costs. The calculation assumes an interest rate based on the Company's average interest rate earned on cash of 3.71% for the twelve months ended December 31, 2006.

(f) Represents the elimination of compensation and related expenses of approximately $96,000 related to Marcel Desrochers, Inc.'s owner and other members of the management team not employed by the Company and the addition of compensation and related expenses of approximately $61,000 for new members of management since acquisition.

(g) Reflects an adjustment to eliminate the expense recorded for dividends declared to report net income in accordance with U.S GAAP.

(h) Represents the income tax effect of the unaudited pro forma consolidated statement of operations adjustments and the expense related to the income from continuing operations of Marcel Desrochers, Inc. using an estimated Canadian effective tax rate of 33.98%.